Exhibit 1.01 Conflict Minerals Report

THE CHILDREN’S PLACE, INC.

Conflict Minerals Report

For the Year Ended December 31, 2020

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Conflict Minerals Report contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and adjusted net income per diluted share. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 30, 2021. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions, the risks related to the COVID-19 pandemic, including the impact of the COVID-19 pandemic on our business or the economy in general (including decreased customer traffic, schools adopting remote and hybrid learning models, closures of businesses and other activities causing decreased demand for our products and negative impacts on our customers’ spending patterns due to decreased income or actual or perceived wealth, and the impact of the CARES Act and other legislation related to the COVID-19 pandemic, and any changes to the CARES Act or such other legislation), the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions and disruptions in the Company’s global supply chain, including resulting from COVID-19 or other disease outbreaks, or foreign sources of supply in less developed countries, more politically unstable countries, or countries where vendors fail to comply with industry standards or ethical business practices, including the use of forced, indentured or child labor, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

1.	Introduction

This Conflict Minerals Report has been prepared by The Children’s Place, Inc. and its subsidiaries (herein referred to as “The Children’s Place,” the “Company,” “we,” “us,” or “our”) pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1 through December 31, 2020 (the “Reporting Period”).

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells at retail and wholesale, and licenses to sell fashionable, high-quality merchandise predominantly at value prices, primarily under the proprietary “The Children’s Place”, “Place”, “Baby Place”, and “Gymboree” brand names. As of May 1, 2021, the Company had 724 stores in the United States, Canada, and Puerto Rico, online stores at www.childrensplace.com and www.gymboree.com, and the Company’s eight international franchise partners had 213 international points of distribution in 19 countries.

The Rule requires companies to disclose their use of conflict minerals (as defined below) if those minerals are “necessary to the functionality or production of a product” manufactured or contracted to be manufactured by those companies. The conflict minerals covered by the Rule are tantalum, tin, gold, tungsten (“3TG”) or any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”).

The Company has determined that it contracts to manufacture certain products for which one or more of the 3TG metals are necessary to the functionality or production of those products. Accordingly, the Company conducted a reasonable country of origin inquiry (or “RCOI”) and due diligence as required by the Rule.

2.	Reasonable Country of Origin Inquiry

The Company is far removed from the sources of ore from which minerals are produced, and the smelters or refineries (“SORs”) that process those ores. The efforts undertaken to identify the country(ies) of origin of those ores reflect the Company’s circumstances and position in the supply chain. The Company must rely on information obtained from direct suppliers, who in turn, must obtain information from upstream suppliers, on the origin of the 3TG used in the products manufactured for the Company. Such information may be inaccurate or incomplete.

The Company has a conflict minerals team (or “CMT”) that manages the implementation and progress of its RCOI and due diligence efforts. The team is composed of representatives from the Company’s legal and global sourcing departments, as well as a conflict minerals third-party service provider (the “CMT Service Provider”).

As part of the Company’s RCOI process, the Company developed a risk-based approach that focused on direct suppliers of finished products, as well as suppliers that are reasonably likely to supply components or trims containing one or more of the 3TG metals (together, the “In-Scope Suppliers”) which could have originated from the Covered Countries.

In-Scope Suppliers were asked to complete the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (the “CMRT”). Only CMRT’s version 4.0 or higher were accepted. The Company believes that the CMRT is generally regarded as the most common reporting tool for conflict minerals content and sourcing information worldwide, developed by several of the world’s leading consumer electronics brands. As such, the Company believes the process was reasonably designed and performed in good faith.

The CMRT includes questions regarding the presence and sourcing of 3TG used in the products supplied to the Company, the In-Scope Supplier’s conflict minerals policy, due diligence process, and information about its supply chain, including the names and locations of SORs.

The CMRT responses were evaluated for plausibility, consistency, and gaps. Based on the In-Scope Supplier’s response, additional follow-up was performed, as necessary.

The response rate among In-Scope Suppliers was 63%.

Of those responding In-Scope Suppliers, 3% reported one or more of the 3TG metals as necessary to the functionality or production of the products they manufactured for the Company. Further due diligence (as described below) was undertaken to ascertain the chain and custody of the identified 3TG metals.

3.	Due Diligence

A.            Design of Due Diligence

The Company’s due diligence measures were designed to conform, in all material respects, with the due diligence framework presented by the Organisation for Economic Co-operation and Development (OECD) in the publication OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing (OECD Guidance) and related Supplements on Tin, Tantalum, and Tungsten and on Gold.

B.	Due Diligence Performed

The Company performed its due diligence as follows:

Step 1: Establish a Strong Company Management System

Policies and Procedures

The Company communicated its conflict minerals policy to all In-Scope Suppliers. In addition, the Company’s terms and conditions contain provisions regarding conflict minerals compliance. In-Scope Suppliers are required to comply with the conflict minerals policy and the terms and conditions.

Internal Team

As mentioned above, the Company has a conflict minerals team that manages the implementation and progress of its RCOI and due diligence efforts.

Control Systems

The Company has in place the following controls: (i) a company-wide business code of conduct that outlines expected behaviors for all Company associates, and (ii) a vendor code of conduct that outlines expected behavior and working conditions for vendors and suppliers.

Maintain Records

The Company has a records retention policy that provides that relevant materials must be preserved for appropriate periods.

Supplier Engagement

The Company utilized members of its global sourcing team and the CMT Service Provider to engage with In-Scope Suppliers on the exchange of supply chain and conflict minerals related information.

Step 2: Identify and Assess Risks in the Supply Chain

For those In-Scope Suppliers who identified the use of one or more 3TG metals in products supplied to the Company, further investigation was performed to determine the source and chain-of-custody of the 3TG, and specifically, whether the SOR of the 3TG is known or thought to be sourcing from the Covered Countries.

The following internationally accepted audit standards were relied on to determine which SORs are considered “DRC Conflict Free”: the Responsible Minerals Assurance Process (RMAP), the London Bullion Market Association Good Delivery Program (“LBMA”) and the Responsible Jewellery Council Chain-of-Custody Certification (“RJC”).

If the SOR is not certified by an internationally-recognized scheme, additional research (internet, industry and government associations) and outreach (email and telephone) with the SOR was performed to confirm the data provided in the CMRT and to gain more information about their sourcing practices, including countries of origin and transfer, and whether there were any internal due diligence procedures in place or other processes the SORs took to track the chain-of-custody on the source of its mineral ores.

Step 3: Design and Implement a Strategy to Respond to Risks

The CMT received regular updates on the RCOI and due diligence efforts. Findings were reported to senior management.

Where the Company determines an In-Scope Supplier is using conflict minerals in products manufactured for the Company, the Company will work with the In-Scope Supplier to ensure the minerals are sourced from registered conflict free smelters or the minerals are eliminated from use. During the Reporting Period, there were no instances that required the Company to implement risk mitigation efforts, temporarily suspend trade or disengage with a supplier for sourcing and using conflict minerals in products manufactured for the Company.

Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence at identified points in the supply chain

The Company does not have a direct relationship with SORs and therefore does not perform or direct audits of these entities.

Step 5: Reports on Supply Chain Due Diligence

This Conflict Minerals Report constitutes the Company’s annual report on its conflict minerals due diligence. The Report is available at http://corporate.childrensplace.com in the “Corporate Overview” section under the “Investor Relations” tab and in the section entitled “Financial Info – SEC Filings.”

C.            Due Diligence Findings

Given the Company’s position in the supply chain and the CMRT responses from In-Scope Suppliers, the Company is unable to determine whether the 3TG present in its products originated in the Covered Countries or financed or benefited armed groups in those countries.

Product Description

The products at issue are children’s apparel, accessories and footwear.

Processing Facilities

Based on the CMRT responses from In-Scope Suppliers, the attached Appendix 1 lists the SORs that may have processed the 3TG used in products manufactured for the Company.

Country of Origin

The following is a list of the countries of origin of the 3TG processed by the SORs identified in the attached Appendix 1:

•	Angola*, Argentina, Armenia, Australia, Austria;
•	Belarus, Belgium, Bermuda, Bolivia, Brazil, Burundi*;
•	Cambodia, Canada, Central African Republic*, Chile, China, Colombia, Congo (Brazzaville)*, Czech Republic;
•	Djibouti, DRC – Congo (Kinshasa)*;
•	Ecuador, Egypt, Estonia, Ethiopia;
•	Finland, France;
•	Germany, Ghana, Guinea, Guyana;
•	Hong Kong, Hungary;
•	India, Indonesia, Ireland, Israel, Italy, Ivory Coast;
•	Japan, Jersey;
•	Kazakhstan, Kenya*, Korea, Kyrgyzstan;
•	Laos, Luxembourg;
•	Madagascar, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique*, Myanmar;
•	Namibia, Netherlands, Niger, Nigeria;
•	Papua New Guinea, Peru, Philippines, Poland, Portugal;
•	Russia, Rwanda*;
•	Saudi Arabia, Sierra Leone, Singapore, Slovakia, South Africa*, South Sudan*, Spain, Suriname, Sweden, Switzerland;

•	Taiwan, Tajikistan, Tanzania*, Thailand, Turkey;

•	Uganda*, United Arab Emirates*, United Kingdom, United States, Uzbekistan;
•	Vietnam; and
•	Zambia*, Zimbabwe.

*All smelters that are known to source 3TG from Angola, Burundi, Central African Republic, Congo (Brazzaville), Congo (Kinhasa), Kenya, Mozambique, Rwanda, South Africa, South Sudan, Tanzania, Uganda, United Arab Emirates and Zambia are certified conflict free by one or a combination of RMAP, LBMA, and RJC.

Independent Private Sector Audit

For the Reporting Period, the company is not required to obtain an independent private sector audit of the Conflict Minerals Report.

4.	Steps to Improve Due Diligence

The Company continues to take the following steps to improve due diligence processes in place, namely:

•	Continue engagement with In-Scope Suppliers and direct them to information and training resources in order to improve the content of the In-Scope Suppliers CMRT responses;

•	Continue to require In-Scope Suppliers not to use any conflict minerals in products manufactured for the Company; and

•	Work with In-Scope Suppliers, if found to be providing the Company with components or materials containing minerals from sources that support conflict in the Covered Countries, to establish an alternative source of minerals that does not support such conflict.

Appendix 1 to Conflict Minerals Report

Metal	Official Smelter Name	Conflict-Free Certifications	Certified Smelter
Gold	8853 S.p.A.	RMAP	YES
Gold	Advanced Chemical Company	RMAP	YES
Gold	Aida Chemical Industries Co., Ltd.	RMAP	YES
Gold	Al Etihad Gold Refinery DMCC	RMAP	YES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	LBMA, RJC, RMAP	YES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	LBMA, RMAP	YES
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	LBMA, RMAP	YES
Gold	Argor-Heraeus S.A.	LBMA, RMAP	YES
Gold	Asahi Pretec Corp.	LBMA, RMAP	YES
Gold	Asahi Refining Canada Ltd.	LBMA, RMAP	YES
Gold	Asahi Refining USA Inc.	LBMA, RMAP	YES
Gold	Asaka Riken Co., Ltd.	RMAP	YES
Gold	AU Traders and Refiners	RJC, RMAP	YES
Gold	Aurubis AG	LBMA, RMAP	YES
Gold	Bangalore Refinery	RMAP	YES
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	LBMA, RMAP	YES
Gold	Boliden AB	LBMA, RMAP	YES
Gold	C. Hafner GmbH + Co. KG	LBMA, RJC, RMAP	YES
Gold	CCR Refinery - Glencore Canada Corporation	LBMA, RMAP	YES
Gold	Cendres + Metaux S.A.	RMAP	YES
Gold	Chimet S.p.A.	LBMA, RMAP	YES
Gold	Chugai Mining	RMAP	YES
Gold	DODUCO Contacts and Refining GmbH	RMAP	YES
Gold	Dowa	RMAP	YES
Gold	DS PRETECH Co., Ltd.	RMAP	YES
Gold	DSC (Do Sung Corporation)	RMAP	YES
Gold	Eco-System Recycling Co., Ltd. East Plant	RMAP	YES
Gold	Emirates Gold DMCC	RMAP	YES
Gold	Geib Refining Corporation	RMAP	YES
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	LBMA, RMAP	YES
Gold	Heimerle + Meule GmbH	LBMA, RMAP	YES
Gold	Heraeus Metals Hong Kong Ltd.	LBMA, RJC, RMAP	YES
Gold	Heraeus Precious Metals GmbH & Co. KG	RMAP - Active	NO

Metal	Official Smelter Name	Conflict-Free Certifications	Certified Smelter
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	LBMA, RMAP	YES
Gold	Ishifuku Metal Industry Co., Ltd.	LBMA, RMAP	YES
Gold	Istanbul Gold Refinery	LBMA, RMAP	YES
Gold	Italpreziosi	RJC, RMAP	YES
Gold	Japan Mint	LBMA, RMAP	YES
Gold	Jiangxi Copper Co., Ltd.	LBMA, RMAP	YES
Gold	JSC Uralelectromed	LBMA, RMAP	YES
Gold	JX Nippon Mining & Metals Co., Ltd.	LBMA, RMAP	YES
Gold	Kazzinc	LBMA, RMAP	YES
Gold	Kennecott Utah Copper LLC	LBMA, RMAP	YES
Gold	KGHM Polska Miedz Spolka Akcyjna	RMAP	YES
Gold	Kojima Chemicals Co., Ltd.	RMAP	YES
Gold	Korea Zinc Co., Ltd.	RMAP	YES
Gold	Kyrgyzaltyn JSC	LBMA, RMAP	YES
Gold	L'Orfebre S.A.	RMAP	YES
Gold	LS-NIKKO Copper Inc.	LBMA, RMAP	YES
Gold	LT Metal Ltd.	RMAP	YES
Gold	Marsam Metals	RMAP	YES
Gold	Materion	RMAP	YES
Gold	Matsuda Sangyo Co., Ltd.	LBMA, RMAP	YES
Gold	Metalor Technologies (Hong Kong) Ltd.	LBMA, RJC, RMAP	YES
Gold	Metalor Technologies (Singapore) Pte., Ltd.	LBMA, RJC, RMAP	YES
Gold	Metalor Technologies (Suzhou) Ltd.	RJC, RMAP	YES
Gold	Metalor Technologies S.A.	LBMA, RJC, RMAP	YES
Gold	Metalor USA Refining Corporation	LBMA, RJC, RMAP	YES
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	LBMA, RMAP	YES
Gold	Mitsubishi Materials Corporation	LBMA, RMAP	YES
Gold	Mitsui Mining and Smelting Co., Ltd.	LBMA, RMAP	YES
Gold	MMTC-PAMP India Pvt., Ltd.	LBMA, RMAP	YES
Gold	Moscow Special Alloys Processing Plant	LBMA, RMAP	YES
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	LBMA, RMAP	YES
Gold	Nihon Material Co., Ltd.	LBMA, RMAP	YES
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	RJC, RMAP	YES
Gold	Ohura Precious Metal Industry Co., Ltd.	RMAP	YES
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	LBMA, RMAP	YES

Metal	Official Smelter Name	Conflict-Free Certifications	Certified Smelter
Gold	OJSC Novosibirsk Refinery	LBMA, RMAP	YES
Gold	PAMP S.A.	LBMA, RMAP	YES
Gold	Planta Recuperadora de Metales SpA	RMAP	YES
Gold	Prioksky Plant of Non-Ferrous Metals	LBMA, RMAP	YES
Gold	PT Aneka Tambang (Persero) Tbk	LBMA, RMAP	YES
Gold	PX Precinox S.A.	LBMA, RMAP	YES
Gold	Rand Refinery (Pty) Ltd.	LBMA, RMAP	YES
Gold	REMONDIS PMR B.V.	RMAP	YES
Gold	Royal Canadian Mint	LBMA, RMAP	YES
Gold	SAAMP	RJC, RMAP	YES
Gold	Safimet S.p.A	RMAP	YES
Gold	Samduck Precious Metals	RMAP	YES
Gold	SAXONIA Edelmetalle GmbH	RMAP	YES
Gold	SEMPSA Joyeria Plateria S.A.	LBMA, RMAP	YES
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	LBMA, RMAP	YES
Gold	Sichuan Tianze Precious Metals Co., Ltd.	LBMA, RMAP	YES
Gold	Singway Technology Co., Ltd.	RMAP	YES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	LBMA, RMAP	YES
Gold	Solar Applied Materials Technology Corp.	LBMA, RMAP	YES
Gold	Sumitomo Metal Mining Co., Ltd.	LBMA, RMAP	YES
Gold	SungEel HiMetal Co., Ltd.	RMAP	YES
Gold	T.C.A S.p.A	LBMA, RMAP	YES
Gold	Tanaka Kikinzoku Kogyo K.K.	LBMA, RMAP	YES
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	LBMA, RMAP	YES
Gold	Tokuriki Honten Co., Ltd.	LBMA, RMAP	YES
Gold	Torecom	RMAP	YES
Gold	Umicore Precious Metals Thailand	RJC, RMAP	YES
Gold	Umicore S.A. Business Unit Precious Metals Refining	LBMA, RMAP	YES
Gold	United Precious Metal Refining, Inc.	RMAP	YES
Gold	Valcambi S.A.	LBMA, RJC, RMAP	YES
Gold	Western Australian Mint (T/a The Perth Mint)	LBMA, RMAP	YES
Gold	WIELAND Edelmetalle GmbH	RMAP	YES
Gold	Yamakin Co., Ltd.	RMAP	YES
Gold	Yokohama Metal Co., Ltd.	RMAP	YES
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	LBMA, RMAP	YES
Gold	Coimpa Industrial		In Progress
Gold	Too Vague To Recognize	Non Processor	Non Processor

Metal	Official Smelter Name	Conflict-Free Certifications	Certified Smelter
Tantalum	Asaka Riken Co., Ltd.	RMAP	YES
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	RMAP	YES
Tantalum	D Block Metals, LLC	RMAP	YES
Tantalum	Exotech Inc.	RMAP	YES
Tantalum	F&X Electro-Materials Ltd.	RMAP	YES
Tantalum	FIR Metals & Resource Ltd.	RMAP	YES
Tantalum	Global Advanced Metals Aizu	RMAP	YES
Tantalum	Global Advanced Metals Boyertown	RMAP	YES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	RMAP	YES
Tantalum	H.C. Starck Hermsdorf GmbH	RMAP	YES
Tantalum	H.C. Starck Inc.	RMAP	YES
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	RMAP	YES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	RMAP	YES
Tantalum	Jiangxi Tuohong New Raw Material	RMAP	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	RMAP	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	RMAP	YES
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	RMAP	YES
Tantalum	KEMET Blue Metals	RMAP	YES
Tantalum	LSM Brasil S.A.	RMAP	YES
Tantalum	Meta Materials	RMAP	YES
Tantalum	Metallurgical Products India Pvt., Ltd.	RMAP	YES
Tantalum	Mineracao Taboca S.A.	RMAP	YES
Tantalum	Mitsui Mining and Smelting Co., Ltd.	RMAP	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	RMAP	YES
Tantalum	QuantumClean	RMAP	YES
Tantalum	Resind Industria e Comercio Ltda.	RMAP	YES
Tantalum	Solikamsk Magnesium Works OAO	RMAP	YES
Tantalum	Taki Chemical Co., Ltd.	RMAP	YES
Tantalum	TANIOBIS Co., Ltd.	RMAP	YES
Tantalum	TANIOBIS GmbH	RMAP	YES
Tantalum	TANIOBIS Japan Co., Ltd.	RMAP	YES
Tantalum	TANIOBIS Smelting GmbH & Co. KG	RMAP	YES
Tantalum	Telex Metals	RMAP	YES
Tantalum	Ulba Metallurgical Plant JSC	RMAP	YES
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	RMAP	YES
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	RMAP	YES
Tin	Alpha	RMAP	YES
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	RMAP	YES
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	RMAP	YES
Tin	China Tin Group Co., Ltd.	RMAP	YES

Metal	Official Smelter Name	Conflict-Free Certifications	Certified Smelter
Tin	CV Ayi Jaya	RMAP - Active	NO
Tin	Dowa	RMAP	YES
Tin	EM Vinto	RMAP	YES
Tin	Fenix Metals	RMAP	YES
Tin	Gejiu Kai Meng Industry and Trade LLC	RMAP	YES
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	RMAP	YES
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	RMAP	YES
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	RMAP	YES
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	RMAP	YES
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	RMAP	YES
Tin	HuiChang Hill Tin Industry Co., Ltd.	RMAP	YES
Tin	Huichang Jinshunda Tin Co., Ltd.	RMAP	YES
Tin	Jiangxi New Nanshan Technology Ltd.	RMAP	YES
Tin	Ma'anshan Weitai Tin Co., Ltd.	RMAP	YES
Tin	Magnu's Minerais Metais e Ligas Ltda.	RMAP	YES
Tin	Malaysia Smelting Corporation (MSC)	RMAP	YES
Tin	Melt Metais e Ligas S.A.	RMAP	YES
Tin	Metallic Resources, Inc.	RMAP	YES
Tin	Metallo Belgium N.V.	RMAP	YES
Tin	Metallo Spain S.L.U.	RMAP	YES
Tin	Mineracao Taboca S.A.	RMAP	YES
Tin	Minsur	RMAP	YES
Tin	Mitsubishi Materials Corporation	RMAP	YES
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	RMAP	YES
Tin	O.M. Manufacturing Philippines, Inc.	RMAP	YES
Tin	Operaciones Metalurgicas S.A.	RMAP	YES
Tin	PT Artha Cipta Langgeng	RMAP	YES
Tin	PT ATD Makmur Mandiri Jaya	RMAP	YES
Tin	PT Bangka Serumpun	RMAP	YES
Tin	PT Menara Cipta Mulia	RMAP	YES
Tin	PT Mitra Stania Prima	RMAP	YES
Tin	PT Prima Timah Utama	RMAP	YES
Tin	PT Refined Bangka Tin	RMAP	YES
Tin	PT Stanindo Inti Perkasa	RMAP	YES
Tin	PT Timah Tbk Kundur	RMAP	YES
Tin	PT Timah Tbk Mentok	RMAP	YES
Tin	Resind Industria e Comercio Ltda.	RMAP	YES
Tin	Rui Da Hung	RMAP	YES
Tin	Soft Metais Ltda.	RMAP	YES
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	RMAP	YES

Metal	Official Smelter Name	Conflict-Free Certifications	Certified Smelter
Tin	Thaisarco	RMAP	YES
Tin	Tin Technology & Refining	RMAP	YES
Tin	White Solder Metalurgia e Mineracao Ltda.	RMAP	YES
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	RMAP	YES
Tin	Yunnan Tin Company Limited	RMAP	YES
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	RMAP	YES
Tin	CV United Smelting	Inactive	Inactive
Tin	PT DS Jaya Abadi	Inactive	Inactive
Tin	PT Inti Stania Prima	Inactive	Inactive
Tin	PT Sariwiguna Binasentosa	Inactive	Inactive
Tin	PT Sukses Inti Makmur	Inactive	Inactive
Tin	PT Tommy Utama	Inactive	Inactive
Tungsten	A.L.M.T. TUNGSTEN Corp.	RMAP	YES
Tungsten	ACL Metais Eireli	RMAP	YES
Tungsten	Asia Tungsten Products Vietnam Ltd.	RMAP	YES
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	RMAP	YES
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	RMAP	YES
Tungsten	Fujian Jinxin Tungsten Co., Ltd.		NO
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	RMAP	YES
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	RMAP	YES
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	RMAP	YES
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	RMAP	YES
Tungsten	Global Tungsten & Powders Corp.	RMAP	YES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	RMAP	YES
Tungsten	H.C. Starck Tungsten GmbH	RMAP	YES
Tungsten	Hunan Chenzhou Mining Co., Ltd.	RMAP	YES
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	RMAP	YES
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	RMAP	YES
Tungsten	Hydrometallurg, JSC	RMAP	YES
Tungsten	Japan New Metals Co., Ltd.	RMAP	YES
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	RMAP	YES
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	RMAP	YES
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	RMAP	YES
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	RMAP	YES
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	RMAP	YES
Tungsten	Kennametal Fallon	RMAP	YES
Tungsten	Kennametal Huntsville	RMAP	YES
Tungsten	KGETS CO., LTD.	RMAP	YES

Metal	Official Smelter Name	Conflict-Free Certifications	Certified Smelter
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	RMAP	YES
Tungsten	Masan Tungsten Chemical LLC (MTC)	RMAP	YES
Tungsten	Moliren Ltd.	RMAP	YES
Tungsten	Niagara Refining LLC	RMAP	YES
Tungsten	Philippine Chuangxin Industrial Co., Inc.	RMAP	YES
Tungsten	TANIOBIS Smelting GmbH & Co. KG	RMAP	YES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	RMAP	YES
Tungsten	Unecha Refractory Metals Plant	RMAP	YES
Tungsten	Wolfram Bergbau und Hutten AG	RMAP	YES
Tungsten	Woltech Korea Co., Ltd.	RMAP	YES
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	RMAP	YES
Tungsten	Xiamen Tungsten Co., Ltd.	RMAP	YES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	RMAP	YES